Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Antares Pharma, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-167457, 333-180832, 333-189172, 333-196644 and 333-211782) on Form S-8, registration statements (Nos. 333-61950, 333-96739, 333-103958, 333-133218, 333-142323, 333-144748 and 333-217808) on Form S-3, and registration statements (Nos. 333-114098 and 333-109114) on Form S-2 of Antares Pharma, Inc. of our report dated March 12, 2019 with respect to the consolidated balance sheets of Antares Pharma, Inc. as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2018, which report appears in the December 31, 2018 annual report on Form 10-K of Antares Pharma, Inc.

Our report refers to a change in the method of accounting for revenue.

/s/ KPMG LLP

Minneapolis, Minnesota
March 12, 2019